FOR IMMEDIATE RELEASE

CARRIAGE SERVICES ANNOUNCES RECORD RESULTS FOR SECOND QUARTER 2015
AND RAISES ROLLING FOUR QUARTER OUTLOOK
HOUSTON, August 4, 2015 /PRNewswire/ -- Melvin C. Payne, Chief Executive Officer, stated, “We achieved record second quarter results with Adjusted Net Income of $6.4 million equal to Adjusted Diluted EPS of $0.34 and Adjusted Net Income Margin of 10.8% on record revenue of $59.3 million. While the second quarter revenue and earnings increases over last year were all modest in the 3% - 5% range, the large increases comprising our record high performance for the first six months continues to reflect the maturity and effectiveness of Carriage as an operating and consolidation platform that has also become a superior value creation investment platform. We are producing record amounts of Adjusted Free Cash Flow, i.e. $13.9 million for the second quarter and $25.4 million for the first six months, primarily a function of our increasing cash earning power as reflected by our historically high Adjusted Consolidated EBITDA Margin of 30.1% for the first six months of 2015. Shown below are the highlights of our three and six months performance (in millions):
Three Months ended June 30, 2015

•	Total Revenue of $59.3 million, an increase of 4.9%;

•	Adjusted Consolidated EBITDA of $17.2 million, an increase of 5.4%;

•	Adjusted Consolidated EBITDA Margin increased 10 basis points to 29.0%;

•	Adjusted Diluted Earnings Per Share of $0.34, an increase of 3.0%;

•	Adjusted Net Profit Margin up 10 basis points to 10.8%; and

•	Adjusted Free Cash Flow of $13.9 million.
Six Months ended June 30, 2015

•	Total Revenue of $122.5 million, an increase of 9.2%;

•	Adjusted Consolidated EBITDA of $36.9 million, an increase of 17.3%;

•	Adjusted Consolidated EBITDA Margin up 210 basis points to 30.1%;

•	Adjusted Diluted Earnings Per Share of $0.76, an increase of 18.8%;

•	Adjusted Net Profit Margin up 130 basis points to 11.8%; and

•	Adjusted Free Cash Flow of $25.4 million, an increase of 30.9%.
Since launching the first five year phase of our Good To Great Journey at the beginning of 2012, our goal has been to create a high performance culture driven by a strong and uniquely collaborative leadership team dynamic in our Houston home office. We initially created the Operations and Support Leadership Team (OSLT) that has since evolved into the Operations and Strategic Growth Leadership Team (OSGLT), a small group of leaders representing all major functional areas of Carriage. We have gone through several organizational structure and responsibility changes within OSGLT since January 1, 2012, each of which was designed to raise and accelerate the high and sustainable financial performance required by the Carriage Good To Great Journey. We recently completed another leadership reorganization, as our OSGLT members were reduced from fifteen active members to ten and a significant number of department or functional groups were placed under new leadership within the OSGLT. A primary by-product of these organizational changes will be much less overhead and improved execution of our three models in the future.
In May we announced that Bill Heiligbrodt will officially retire as a full time employee of Carriage on March 4, 2016, after which he will serve as a consultant for two more years to me and other members of our

Operations and Strategic Growth Leadership Team. While Bill has officially transitioned his executive officer roles to Viki Blinderman and Ben Brink as Co-CFO's, he continues to actively serve as an advisory member of our OSGLT and Board of Directors.
Our revised Strategic Acquisition Model methodologies are being actively implemented both by Dave DeCarlo’s Corporate Development Team and by the various support teams in Houston. We remain highly optimistic that our focus on the best remaining independent businesses in the best strategic markets and areas will result in long-term high single digit annual compound revenue growth with much higher rates of growth in Adjusted Diluted EPS and Free Cash Flow over time because of the highly efficient leveraging dynamics of Carriage as a deathcare operations and consolidation platform.
We have concluded that allocation of our increasing Adjusted Free Cash Flow should include repurchasing common shares when the price does not fully reflect the cash earning power and intrinsic value of our company, which we believe is currently the case. Accordingly, we recently announced that our Board approved a $25 million common share repurchase program. We will repurchase shares under this plan from time to time as long as we can buy our shares at prices under what we consider ‘fair value’, a capital allocation strategy option that was initiated in the second quarter with the repurchase of 125,000 shares for $3.1 million. We will continue to prioritize the allocation of our Adjusted Free Cash Flow toward the goal of acquiring the best remaining independent funeral and cemetery businesses in the best strategic markets in the country and on exceptional internal growth projects.
To reflect primarily the overhead benefits of recent organizational changes, we are raising our Rolling Four Quarter Outlook of Adjusted Diluted Earnings per share to $1.57 – $1.61 from $1.55 – $1.59 at the end of the first quarter,” concluded Mr. Payne.
FIELD OPERATIONS
Three Months Ended June 30, 2015 compared to Three Months Ended June 30, 2014

•	Total Field Revenue increased 4.9% to $59.3 million;

•	Total Field EBITDA increased 5.3% to $23.6 million;

•	Total Field EBITDA Margin increased 10 basis points to 39.7%;

•	Total Funeral Operating Revenue increased 6.2% to $42.3 million;

•	Same Store Funeral Revenue increased 1.8% with same store volume increasing 0.1%;

•	Acquisition Funeral Revenue increased 21.9% with acquisition volume increasing 18.9%;

•	Total Funeral Field EBITDA increased 9.2% to $15.3 million;

•	Total Funeral Field EBITDA Margin increased 100 basis points to 36.2%;

•	Total Cemetery Operating Revenue increased 4.1% to $12.2 million;

•	Cemetery pre-need property sale contracts decreased 4.6% to 2,110;

•	Preneed property revenue recognized increased 0.4% and At-need revenue increased 5.6%;

•	Total Cemetery Field EBITDA increased 3.3% to $3.8 million;

•	Total Cemetery Field EBITDA Margin decreased 20 basis points to 31.4%;

•	Total Financial Revenue decreased 3.7% to $4.8 million;

•	Funeral Financial Revenue decreased 6.5% to $2.2 million;

•	Cemetery Financial Revenue decreased 1.2% to $2.6 million;

•	Total Financial EBITDA decreased 4.8% to $4.4 million;

•	Total Financial EBITDA Margin decreased 100 basis points to 92.3%.

Six Months Ended June 30, 2015 compared to Six Months Ended June 30, 2014

•	Total Field Revenue increased 9.2% to $122.5 million;

•	Total Field EBITDA increased 13.1% to $51.1 million;

•	Total Field EBITDA Margin increased 140 basis points to 41.7%;

•	Total Funeral Operating Revenue increased 10.5% to $89.9 million;

•	Same Store Funeral Revenue increased 4.2% with same store volume increasing 2.5%;

•	Acquisition Funeral Revenue increased 35.4% with acquisition volume increasing 33.5%;

•	Total Funeral Field EBITDA increased 16.4% to $34.8 million;

•	Total Funeral Field EBITDA Margin increased 200 basis points to 38.7%;

•	Total Cemetery Operating Revenue increased 8.4% to $23.3 million;

•	Cemetery pre-need property sale contracts increased 10.2% to 4,250;

•	Preneed property revenue recognized increased 11.6% and At-need revenue increased 6.0%;

•	Total Cemetery Field EBITDA increased 17.5% to $7.7 million;

•	Total Cemetery Field EBITDA Margin increased 260 basis points to 33.0%;

•	Total Financial Revenue decreased 0.1% to $9.4 million;

•	Funeral Financial Revenue decreased 1.6% to $4.8 million;

•	Cemetery Financial Revenue increased 1.6% to $4.6 million;

•	Total Financial EBITDA decreased 1.3% to $8.6 million;

•	Total Financial EBITDA Margin decreased 110 basis points to 92.4%.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three and six months ended June 30, 2015 of $13.9 million and $25.4 million, respectively, compared to Adjusted Free Cash Flow from operations of $13.9 million and $19.4 million for the corresponding periods in 2014. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three and six months ended June 30, 2014 and 2015 is as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2015	2014	2015
Cash flow provided by operations	$14.9	$15.7	$13.3	$28.3
Cash used for maintenance capital expenditures	(1.7)	(3.0)	(2.6)	(4.8)
Free Cash Flow	$13.2	$12.7	$10.7	$23.5

Plus: Incremental Special Items:
Adjustment for tax benefit from Good to Great stock awards	—	—	4.8	—
Acquisition and divestiture expenses	0.3	—	1.0	0.5
Severance costs	0.4	0.5	0.7	0.6
Consulting fees	—	0.7	0.3	0.8
Other incentive compensation	—	—	1.0	—
Premium paid for the redemption of convertible junior subordinated debentures	—	—	0.9	—
Adjusted Free Cash Flow	$13.9	$13.9	$19.4	$25.4

ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, plus likely acquisitions for the Rolling Four Quarter Outlook period ending June 30, 2016. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe such precise rolling estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
ROLLING FOUR QUARTER OUTLOOK – Period Ending June 30, 2016

Range (in millions, except per share amounts)
Revenues	$250 - $254
Adjusted Consolidated EBITDA	$71 - $75
Adjusted Net Income	$29 - $31
Adjusted Diluted Earnings Per Share(1)	$1.57 - $1.61
Factors affecting our analysis include, among others, number, size and timing of closing of acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model, Withdrawable Trust Income and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share for the four quarter period ending June 30, 2016 are expected to improve relative to the trailing four quarter period ending June 30, 2015 for the following reasons:

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Increases in Acquired Cemetery Revenue and Acquired Cemetery Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Same Store Cemetery Revenue and Same Store Cemetery Field EBITDA;

•	Incremental increases in Financial Revenue and Financial EBITDA from trust funds; and

•	Modest decreases in Overhead as a percentage of Revenue.

(1)
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to a stock price increase and EPS dilution calculations related to our convertible notes and outstanding and exercisable stock options.

TRUST FUND PERFORMANCE

For the six months ended June 30, 2015, Carriage’s discretionary trust funds gained 3.6% compared to our 70/30 index benchmark of 2.1%. The current yield on Carriage's discretionary fixed income portfolio, which comprises 65% of discretionary trust assets, is 7.3% and the estimated annual income for the discretionary portfolio is approximately $10.3 million.
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

6 months ended 6/30/15	3.6%	3.2%	1.2%	2.5%	2.1%
1 year ended 12/31/14	8.3%	7.9%	13.7%	2.5%	5.8%
2 years ended 12/31/14	23.8%	22.7%	50.4%	10.1%	22.2%
3 years ended 12/31/14	48.9%	43.7%	74.5%	27.5%	41.6%
4 years ended 12/31/14	44.6%	41.0%	78.1%	33.8%	47.1%
5 years ended 12/31/14	74.5%	66.6%	105.0%	54.1%	69.3%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).
(2)	The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of June 30, 2015 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$19,703	10%	$35,203	15%
Equities	47,146	24%	55,245	24%
Fixed Income	128,478	64%	140,959	59%
Other/Insurance	3,476	2%	3,668	2%
Total Portfolios	$198,803	100%	$235,075	100%

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, August 5, 2015 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-76057989) and ask for the Carriage Services conference call. A replay of the conference call will be available through August 9, 2015 and may be accessed by dialing 855-859-2056 (ID-76057989). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Ben Brink at 713-332-8441.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2015	% Change	2014	2015	% Change

Same Store Contracts
Atneed Contracts	4,892	4,911	0.4%	10,228	10,455	2.2%
Preneed Contracts	1,227	1,217	-0.8%	2,540	2,630	3.5%
Total Same Store Funeral Contracts	6,119	6,128	0.1%	12,768	13,085	2.5%
Acquisition Contracts
Atneed Contracts	1,248	1,442	15.5%	2,366	3,085	30.4%
Preneed Contracts	230	315	37.0%	438	658	50.2%
Total Acquisition Funeral Contracts	1,478	1,757	18.9%	2,804	3,743	33.5%
Total Funeral Contracts	7,597	7,885	3.8%	15,572	16,828	8.1%

Funeral Operating Revenue
Same Store Revenue	$31,199	$31,769	1.8%	$64,863	$67,604	4.2%
Acquisition Revenue	8,621	10,513	21.9%	16,442	22,262	35.4%
Total Funeral Operating Revenue	$39,820	$42,282	6.2%	$81,305	$89,866	10.5%

Cemetery Operating Revenue
Same Store Revenue	$11,382	$11,266	-1.0%	$21,094	$21,534	2.1%
Acquisition Revenue	334	930	178.4%	389	1,752	350.4%
Total Cemetery Operating Revenue	$11,716	$12,196	4.1%	$21,483	$23,286	8.4%

Financial Revenue
Preneed Funeral Commission Income	$563	$370	-34.3%	$1,127	$725	-35.7%
Preneed Funeral Trust Earnings	1,809	1,849	2.2%	3,725	4,047	8.6%
Cemetery Trust Earnings	2,276	2,176	-4.4%	3,860	3,817	-1.1%
Preneed Cemetery Finance Charges	320	388	21.3%	657	773	17.7%
Total Financial Revenue	$4,968	$4,783	-3.7%	$9,369	$9,362	-0.1%
Total Revenue	$56,504	$59,261	4.9%	$112,157	$122,514	9.2%

Field EBITDA
Same Store Funeral Field EBITDA	$10,878	$11,415	4.9%	$23,768	$25,953	9.2%
Same Store Funeral Field EBITDA Margin	34.9%	35.9%	100 bp	36.6%	38.4%	180 bp
Acquisition Funeral Field EBITDA	3,142	3,898	24.1%	6,108	8,811	44.3%
Acquisition Funeral Field EBITDA Margin	36.4%	37.1%	70 bp	37.1%	39.6%	250 bp
Total Funeral Field EBITDA	$14,020	$15,313	9.2%	$29,876	$34,764	16.4%
Total Funeral Field EBITDA Margin	35.2%	36.2%	100 bp	36.7%	38.7%	200 bp

Same Store Cemetery Field EBITDA	$3,568	$3,537	-0.9%	$6,408	$7,087	10.6%
Same Store Cemetery Field EBITDA Margin	31.3%	31.4%	10 bp	30.4%	32.9%	250 bp
Acquisition Cemetery Field EBITDA	134	288	114.9%	125	588	370.4%
Acquisition Cemetery Field EBITDA Margin	40.1%	31.0%	-910 bp	32.1%	33.6%	150 bp
Total Cemetery Field EBITDA	$3,702	$3,825	3.3%	$6,533	$7,675	17.5%
Total Cemetery Field EBITDA Margin	31.6%	31.4%	-20 bp	30.4%	33.0%	260 bp

Funeral Financial EBITDA	$2,079	$1,925	-7.4%	$4,305	$4,196	-2.5%
Cemetery Financial EBITDA	2,556	2,489	-2.6%	4,454	4,453	—%
Total Financial EBITDA	$4,635	$4,414	-4.8%	$8,759	$8,649	-1.3%
Total Financial EBITDA Margin	93.3%	92.3%	-100 bp	93.5%	92.4%	-110 bp

Total Field EBITDA	$22,357	$23,552	5.3%	$45,168	$51,088	13.1%
Total Field EBITDA Margin	39.6%	39.7%	10 bp	40.3%	41.7%	140 bp

OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2015	% Change	2014	2015	% Change

Overhead
Total Variable Overhead	$1,411	$1,766	25.2%	$5,274	$4,196	-20.4%
Total Regional Fixed Overhead	781	884	13.2%	1,567	1,707	8.9%
Total Corporate Fixed Overhead	5,085	5,260	3.4%	10,659	10,613	-0.4%
Total Overhead	$7,277	$7,910	8.7%	$17,500	$16,516	-5.6%
Overhead as a percent of sales	12.9%	13.3%	40 bp	15.6%	13.5%	-210 bp

Consolidated EBITDA	$15,080	$15,642	3.7%	$27,668	$34,572	25.0%
Consolidated EBITDA Margin	26.7%	26.4%	-30 bp	24.7%	28.2%	350 bp

Other Expenses and Interest
Depreciation & Amortization	$3,029	$3,365	11.1%	$5,785	$6,687	15.6%
Non-Cash Stock Compensation	1,263	1,287	1.9%	1,993	2,376	19.2%
Interest Expense	2,691	2,492	-7.4%	5,536	5,042	-8.9%
Accretion of Discount on Convertible Subordinated Notes	694	851	22.6%	865	1,678	94.0%
Loss on Early Extinguishment of Debt	1,042	—	-100.0%	1,042	—	-100.0%
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—		3,779	—	-100.0%
Other, Net	(5)	(13)	160.0%	(373)	106	-128.4%
Pretax Income	$6,366	$7,660	20.3%	$9,041	$18,683	106.6%
Net Tax Provision	2,483	3,103	25.0%	3,526	7,708	118.6%
GAAP Net Income	$3,883	$4,557	17.4%	$5,515	$10,975	99.0%

Special Items, Net of tax except for **
Withdrawable Trust Income	$366	$230		$515	$230
Acquisition and Divestiture Expenses	168	19		659	354
Severance Costs	268	323		477	407
Consulting Fees	6	445		165	521
Other Incentive Compensation	—	—		660	—
Accretion of Discount on Convertible Subordinated Notes **	694	851		865	1,678
Costs Related to Credit Facility	688	—		688	—
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—		2,493	—
Gain on Asset Purchase	—	—		(746)	—
Other Special Items	—	—		503	98
Tax Adjustment from Prior Period **	—	—		—	141
Sum of Special Items, Net of tax	$2,190	$1,868	-14.7%	$6,279	$3,429	-45.4%

Adjusted Net Income	$6,073	$6,425	5.8%	$11,794	$14,404	22.1%
Adjusted Net Profit Margin	10.7%	10.8%	10 bp	10.5%	11.8%	130 bp

Adjusted Basic Earnings Per Share	$0.33	$0.35	6.1%	$0.64	$0.78	21.9%
Adjusted Diluted Earnings Per Share	$0.33	$0.34	3.0%	$0.64	$0.76	18.8%

GAAP Basic Earnings Per Share	$0.21	$0.25	19.0%	$0.30	$0.59	96.7%
GAAP Diluted Earnings Per Share	$0.21	$0.24	14.3%	$0.30	$0.57	90.0%

Weighted Average Basic Shares Outstanding	18,123	18,268		18,054	18,238
Weighted Average Diluted Shares Outstanding	18,247	18,880		18,195	18,844

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$15,080	$15,642	3.7%	$27,668	$34,572	25.0%
Withdrawable Trust Income	554	348		779	348
Acquisition and Divestiture Expenses	255	29		999	537
Severance Costs	406	489		723	616
Consulting Fees	9	673		250	788
Other Incentive Compensation	—	—		1,000	—
Adjusted Consolidated EBITDA	$16,304	$17,181	5.4%	$31,419	$36,861	17.3%
Adjusted Consolidated EBITDA Margin	28.9%	29.0%	10 bp	28.0%	30.1%	210 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

		(unaudited)
	December 31, 2014	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$413	$558
Accounts receivable, net	19,264	16,909
Inventories	5,294	5,502
Prepaid expenses	4,590	3,451
Other current assets	7,144	2,539
Total current assets	36,705	28,959
Preneed cemetery trust investments	71,972	71,894
Preneed funeral trust investments	97,607	96,002
Preneed receivables, net	26,284	26,448
Receivables from preneed trusts, net	12,809	12,939
Property, plant and equipment, net	186,211	205,332
Cemetery property, net	75,564	75,516
Goodwill	257,442	261,291
Deferred charges and other non-current assets	14,264	14,899
Cemetery perpetual care trust investments	48,670	48,620
Total assets	$827,528	$841,900

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$9,838	$10,705
Accounts payable	6,472	6,639
Other liabilities	1,437	3,698
Accrued liabilities	15,203	12,942
Total current liabilities	32,950	33,984
Long-term debt, net of current portion	111,887	110,571
Revolving credit facility	40,500	46,400
Convertible subordinated notes due 2021	114,542	116,220
Obligations under capital leases, net of current portion	3,098	2,989
Deferred preneed cemetery revenue	56,875	56,298
Deferred preneed funeral revenue	31,265	31,028
Deferred tax liability	36,414	36,353
Other long-term liabilities	2,401	3,601
Deferred preneed cemetery receipts held in trust	71,972	71,894
Deferred preneed funeral receipts held in trust	97,607	96,002
Care trusts’ corpus	48,142	48,154
Total liabilities	647,653	653,494
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,434,000 and 22,449,000 shares issued at December 31, 2014 and June 30, 2015	224	224
Additional paid-in capital	212,386	213,024
Accumulated deficit	(17,468)	(6,493)
Treasury stock, at cost; 3,922,000 and 4,047,000 shares at December 31, 2014 and June 30, 2015	(15,267)	(18,349)
Total stockholders’ equity	179,875	188,406
Total liabilities and stockholders’ equity	$827,528	$841,900

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2015	2014	2015

Revenues	$56,504	$59,261	$112,157	$122,514
Field costs and expenses	38,515	41,013	76,152	82,057
Gross profit	$17,989	$18,248	$36,005	$40,457
General and administrative expenses	7,201	7,258	16,877	14,948
Operating income	$10,788	$10,990	$19,128	$25,509
Interest expense, net	(2,686)	(2,479)	(5,531)	(5,148)
Accretion of discount on convertible subordinated notes	(694)	(851)	(865)	(1,678)
Loss on early extinguishment of debt	(1,042)	—	(1,042)	—
Loss on redemption of convertible junior subordinated debentures	—	—	(3,779)	—
Other income	—	—	1,130	—
Income from continuing operations before income taxes	$6,366	$7,660	$9,041	$18,683
Provision for income taxes	(2,483)	(3,103)	(3,526)	(7,708)
Net income from continuing operations	3,883	4,557	5,515	10,975
Loss from discontinued operations, net of tax	(637)	—	(51)	—
Net income available to common stockholders	$3,246	$4,557	$5,464	$10,975

Basic earnings (loss) per common share:
Continuing operations	$0.21	$0.25	$0.30	$0.59
Discontinued operations	(0.03)	—	—	—
Basic earnings per common share	$0.18	$0.25	$0.30	$0.59

Diluted earnings (loss) per common share:
Continuing operations	$0.21	$0.24	$0.30	$0.57
Discontinued operations	(0.04)	—	(0.01)	—
Diluted earnings per common share	$0.17	$0.24	$0.29	$0.57

Dividends declared per common share	$0.025	$0.025	$0.050	$0.050

Weighted average number of common and common equivalent shares outstanding:
Basic	18,123	18,268	18,054	18,238
Diluted	18,247	18,880	18,195	18,844

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Six Months Ended June 30,
	2014	2015
Cash flows from operating activities:
Net income	$5,464	$10,975
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of businesses and purchase of other assets	(2,039)	—
Impairment of goodwill	1,180	—
Loss on early extinguishment of debt	1,042	—
Depreciation and amortization	5,801	6,687
Amortization of deferred financing costs	456	460
Accretion of discount on convertible subordinated notes	865	1,678
Provision for losses on accounts receivable	1,338	833
Stock-based compensation expense	2,782	2,376
Deferred income tax (benefit) expense	(1,884)	1,452
Loss on redemption of convertible junior subordinated debentures	2,932	—
Other	(8)	—
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(1,783)	1,358
Inventories and other current assets	818	4,062
Deferred charges and other	(174)	117
Preneed funeral and cemetery trust investments	(10,057)	1,603
Accounts payable	(871)	167
Accrued and other liabilities	(2,117)	(953)
Deferred preneed funeral and cemetery revenue	345	(814)
Deferred preneed funeral and cemetery receipts held in trust	9,229	(1,671)
Net cash provided by operating activities	13,319	28,330

Cash flows from investing activities:
Acquisitions and land for new construction	(54,850)	(4,250)
Purchase of land and buildings previously leased	(4,100)	(6,080)
Net proceeds from the sale of businesses and other assets	200	—
Capital expenditures	(5,593)	(15,285)
Net cash used in investing activities	(64,343)	(25,615)

Cash flows from financing activities:
Net borrowings on the revolving credit facility	5,500	5,900
Net borrowings (payments) on the term loan	8,000	(4,688)
Proceeds from the issuance of convertible subordinated notes	143,750	—
Payment of debt issuance costs related to the convertible subordinated notes	(4,650)	—
Payments on other long-term debt and obligations under capital leases	(542)	(401)
Redemption of convertible junior subordinated debentures	(89,748)	—
Payments for performance-based stock awards	(16,150)	—
Proceeds from the exercise of stock options and employee stock purchase plan contributions	863	410
Dividends on common stock	(917)	(925)
Payment of loan origination costs related to the credit facility	(797)	(13)
Purchases of treasury stock	—	(3,082)
Excess tax benefit of equity compensation	5,069	229
Net cash provided by (used in) financing activities	50,378	(2,570)

Net (decrease) increase in cash and cash equivalents	(646)	145
Cash and cash equivalents at beginning of period	1,377	413
Cash and cash equivalents at end of period	$731	$558

CARRIAGE SERVICES, INC.
CALCULATION OF EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2015	2014	2015
Numerator for basic and diluted earnings per share:
Numerator from continuing operations
Income from continuing operations	$3,883	$4,557	$5,515	$10,975
Less: Earnings allocated to unvested restricted stock	(76)	(53)	(115)	(146)
Income attributable to continuing operations	$3,807	$4,504	$5,400	$10,829

Numerator from discontinued operations
Loss from discontinued operations	$(637)	$—	$(51)	$—
Less: Earnings allocated to unvested restricted stock	13	—	1	—
Loss attributable to discontinued operations	$(624)	$—	$(50)	$—

Denominator
Denominator for basic earnings per common share - weighted average shares outstanding	18,123	18,268	18,054	18,238
Effect of dilutive securities:
Stock options	124	261	141	255
Convertible subordinated notes	—	351	—	351
Denominator for diluted earnings per common share - weighted average shares outstanding	18,247	18,880	18,195	18,844

Basic earnings (loss) per common share:
Continuing operations	$0.21	$0.25	$0.30	$0.59
Discontinued operations	(0.03)	—	—	—
Basic earnings per common share	$0.18	$0.25	$0.30	$0.59

Diluted earnings (loss) per common share:
Continuing operations	$0.21	$0.24	$0.30	$0.57
Discontinued operations	(0.04)	—	(0.01)	—
Diluted earnings per common share	$0.17	$0.24	$0.29	$0.57

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization and regional and unallocated overhead expenses.

•
Special Items is defined as charges or credits that are deemed as Non-GAAP items such as withdrawable trust income, acquisition and divestiture expenses, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts. Special items are taxed at the federal statutory rate of 34 percent for the three and six months ended June 30, 2014 and 2015, except for the accretion of the discount on Convertible Notes as this is a non-tax deductible item and the tax adjustment from prior period.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for special items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Operating and Financial Trend Report (a Non-GAAP Unaudited Income Statement), to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

Reconciliation of Non-GAAP Financial Measures:

    This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the three and six months ended June 30, 2014 and 2015 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2015	2014	2015
Net Income from continuing operations	$3,883	$4,557	$5,515	$10,975
Special items, net of tax except for **
Withdrawable Trust Income	$366	$230	$515	$230
Acquisition and Divestiture Expenses	168	19	659	354
Severance Costs	268	323	477	407
Consulting Fees	6	445	165	521
Other Incentive Compensation	—	—	660	—
Accretion of Discount on Convertible Subordinated Notes **	694	851	865	1,678
Costs Related to the Credit Facility	688	—	688	—
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—	2,493	—
Gain on Asset Purchase	—	—	(746)	—
Other Special Items	—	—	503	98
Tax Adjustment from Prior Period **	—	—	—	141
Total Special items affecting net income	$2,190	$1,868	$6,279	$3,429
Adjusted Net Income	$6,073	$6,425	$11,794	$14,404

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and six months ended June 30, 2014 and 2015 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2015	2014	2015
Net income from continuing operations	$3,883	$4,557	$5,515	$10,975
Net provision for income taxes	2,483	3,103	3,526	7,708
Pre-tax earnings from continuing operations	$6,366	$7,660	$9,041	$18,683
Depreciation & amortization	3,029	3,365	5,785	6,687
Non-cash stock compensation	1,263	1,287	1,993	2,376
Interest expense	2,691	2,492	5,536	5,042
Accretion of discount on convertible subordinated notes	694	851	865	1,678
Loss on early extinguishment of debt	1,042	—	1,042	—
Loss on redemption of convertible junior subordinated debentures	—	—	3,779	—
Other, net	(5)	(13)	(373)	106
Consolidated EBITDA	$15,080	$15,642	$27,668	$34,572
Adjusted For:
Withdrawable Trust Income	$554	$348	$779	$348
Acquisition and Divestiture Expenses	255	29	999	537
Severance Costs	406	489	723	616
Consulting Fees	9	673	250	788
Other Incentive Compensation	—	—	1,000	—
Adjusted Consolidated EBITDA	$16,304	$17,181	$31,419	$36,861
Revenue	$56,504	$59,261	$112,157	$122,514

Adjusted Consolidated EBITDA Margin	28.9%	29.0%	28.0%	30.1%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three and six months ended June 30, 2014 and 2015 (in thousands):

Funeral Field EBITDA	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2015	2014	2015
Gross Profit (GAAP)	$13,214	$13,644	$27,735	$31,640
Depreciation & amortization	1,683	1,876	3,297	3,665
Regional & unallocated costs	1,202	1,718	3,149	3,655
Net financial income	(2,079)	(1,925)	(4,305)	(4,196)
Funeral Field EBITDA	$14,020	$15,313	$29,876	$34,764

Cemetery Field EBITDA	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2015	2014	2015
Gross Profit (GAAP)	$4,775	$4,604	$8,270	$8,817
Depreciation & amortization	992	1,117	1,793	2,130
Regional & unallocated costs	491	593	924	1,181
Net financial income	(2,556)	(2,489)	(4,454)	(4,453)
Cemetery Field EBITDA	$3,702	$3,825	$6,533	$7,675

Total Field EBITDA	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2015	2014	2015
Funeral Field EBITDA	$14,020	$15,313	$29,876	$34,764
Cemetery Field EBITDA	3,702	3,825	6,533	7,675
Funeral Financial EBITDA	2,079	1,925	4,305	4,196
Cemetery Financial EBITDA	2,556	2,489	4,454	4,453
Total Field EBITDA	$22,357	$23,552	$45,168	$51,088

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three and six months ended June 30, 2014 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2015	2014	2015
GAAP basic earnings per share from continuing operations	$0.21	$0.25	$0.30	$0.59
Special items affecting net income	0.12	0.10	0.34	0.19
Adjusted basic earnings per share	$0.33	$0.35	$0.64	$0.78

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and six months ended June 30, 2014 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2015	2014	2015
GAAP diluted earnings per share from continuing operations	$0.21	$0.24	$0.30	$0.57
Special items affecting net income	0.12	0.10	0.34	0.19
Adjusted diluted earnings per share	$0.33	$0.34	$0.64	$0.76

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the consummation of the SCI acquisition, any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the execution of our Standards Operating, 4E leadership and Standard Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	ability to find and retain skilled personnel;

•	the effects of competition;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	our ability to generate preneed sales;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.